As filed with the Securities and Exchange Commission on September 20, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________________

EL POLLO LOCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

___________________

Delaware	20-356182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3535 Harbor Blvd., Suite 100

Costa Mesa, California 92626

(Address of Principal Executive Offices) (Zip Code)

El Pollo Loco Holdings, Inc. Equity Incentive Plan

(Full title of the plan)

___________________

Laurance Roberts

Chief Financial Officer

El Pollo Loco Holdings, Inc.

3535 Harbor Blvd., Suite 100

Costa Mesa, California 92626

(714) 599-5000

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

___________________

Copies to:

Anne Jollay Chief Legal Officer El Pollo Loco Holdings, Inc. 3535 Harbor Blvd., Suite 100 Costa Mesa, California 92626 (714) 599-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	750,000	$17.07	$12,802,500.00	$1,396.75
(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement will also cover any additional shares of the common stock of El Pollo Loco Holdings, Inc. (the “Company” or the “Registrant”) that become issuable under the El Pollo Loco Holdings, Inc. Equity Incentive Plan (the “Plan”), by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market on September 16, 2021.

EXPLANATORY NOTE

This Registration Statement is filed by the Registrant to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8. In accordance with General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 previously filed with the Commission on August 6, 2018 (File No. 333-226621) are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

Item 3.Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 30, 2020, filed with the Commission on March 15, 2021 (Commission File No. 001-36556);
(b)

The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2021, and June 30, 2021, filed with the Commission on May 7, 2021 and August 6, 2021, respectively (each Commission File No. 001-36556);

(c)

The Company’s Current Reports on Form 8-K filed with the Commission on June 3, 2021 and June 14, 2021 (Commission File No. 001-36556, and only as to the information “filed” with the Commission thereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and not as to information “furnished” thereunder); and

(d)

The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on July 22, 2014 (Commission File No. 333-197001), as modified by the description of the Company’s Common Stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for its fiscal year ended December 30, 2020, filed with the Commission on March 15, 2021 (Commission File No. 001-36556), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.Interests of Named Experts and Counsel

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of El Pollo Loco Holdings, Inc. (1)
4.2	Amended and Restated By-Laws of El Pollo Loco Holdings, Inc. (2)
4.3	Equity Incentive Plan (3)
5.1	Opinion of VedderPrice P.C.
23.1	Consent of BDO USA LLP
23.2	Consent of Counsel (included as part of Exhibit 5.1)

(1) Filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on September 5, 2014 (File No. 001-36556) and incorporated herein by reference.

(2) Filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on September 5, 2014 (File No. 001-36556) and incorporated herein by reference.

(3) Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 14, 2021 (File No. 001-36556) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Costa Mesa, State of California, on September 20, 2021.

EL POLLO LOCO HOLDINGS, INC.
/s/ Laurance Roberts
By:	Laurance Roberts
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Laurance Roberts and Anne Jollay as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, including any and all post-effective amendments, exhibits thereto and other documents in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Bernard Acoca	Director, President and Chief Executive Officer (principal executive officer)	September 20, 2021
Bernard Acoca

/s/ Laurance Roberts	Chief Financial Officer (principal financial and accounting officer)	September 20, 2021
Laurance Roberts

/s/ Michael G. Maselli	Chairman and Director	September 20, 2021
Michael G. Maselli

/s/ Douglas J. Babb	Director	September 20, 2021
Douglas J. Babb

/s/ Samuel N. Borgese	Director	September 20, 2021
Samuel N. Borgese

/s/ Mark Buller	Director	September 20, 2021
Mark Buller

/s/ William R. Floyd	Director	September 20, 2021
William R. Floyd

/s/ Dean C. Kehler	Director	September 20, 2021
Dean C. Kehler

/s/ Carol Lynton	Director	September 20, 2021
Carol Lynton

/s/ John M. Roth	Director	September 20, 2021
John M. Roth